UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2008
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer of
incorporation or organization)		Incorporation Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 1, 2008, Tenneco Inc. announced that the company has completed the acquisition of the suspension business of Gruppo Marzocchi, an Italian-based worldwide leader in supplying suspension technology and products in the two-wheeler market.
The acquisition was made through Tenneco’s assumption of the debt associated with Marzocchi’s suspension business, which was approximately $15 million as of April 30, 2008.
The acquisition of the Gruppo Marzocchi suspension business includes a manufacturing facility in Bologna, Italy that will be leased by Tenneco; associated engineering and intellectual property; the Marzocchi brand name; sales, marketing and customer service operations in the United States and Canada; and purchasing and sales operations in Taiwan.
A copy of the company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release issued September 1, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: September 2, 2008	By:	/s/ David A.Wardell
David A. Wardell
Senior Vice President, General Counsel and Corporate Secretary